QuickLinks -- Click here to rapidly navigate through this document

Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, That the undersigned, a Director of Ecolab Inc., a Delaware corporation, does hereby make, nominate and appoint TIMOTHY P. DORDELL and LAWRENCE T. BELL, and each of them, to be my attorney-in-fact, with full power and authority to sign his name to a Registration Statement on Form S-8 relating to the registration of 1,000,000 shares of Ecolab Inc. Common Stock, par value $1.00 per share plus Preferred Stock Purchase Rights associated with the Common Stock, for the Ecolab Stock Purchase Plan, and any and all amendments thereto (including without limitation post-effective amendments to register or de-register shares) provided that the Registration Statement and any amendments thereto, in final form, be approved by said attorney-in-fact; and his name, when thus signed, shall have the same force and effect as though I had manually signed said document or documents.

        IN WITNESS WHEREOF, I have hereunto affixed my signature this 17th day of October, 2003.

/s/ JERRY A. GRUNDHOFER Jerry A. Grundhofer
/s/ STEFAN HAMELMANN Stefan Hamelmann
/s/ JAMES J. HOWARD James J. Howard
/s/ WILLIAM L. JEWS William L. Jews
/s/ JOEL W. JOHNSON Joel W. Johnson
/s/ DR. JOCHEN KRAUTTER Dr. Jochen Krautter
/s/ PROF. ULRICH LEHNER Prof. Ulrich Lehner
/s/ JERRY W. LEVIN Jerry W. Levin
/s/ ROBERT L. LUMPKINS Robert L. Lumpkins

        IN WITNESS WHEREOF, I have hereunto affixed my signature this 21st day of October, 2003.

/s/ LES S. BILLER Les S. Biller

QuickLinks

  Exhibit 24.1
POWER OF ATTORNEY